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                         GLOBAL CORPORATE TRUST SERVICES
                     CORPORATE TRUST ACCOUNT ADMINISTRATION

   Southpoint Structured Assets, Inc. TVA Security-Backed Trust Certificates,
        Series 1998-1 $5,000,000 6.25% Certificate due December 15, 2017

                    Report to Certificateholders on 12/15/02

This report is being prepared pursuant to Section 4.03 of the Standard Terms of Trust Agreements dated March 19, 1997 between Southpoint Structured Assets, Inc. as Depositor and Banc One, West Virginia, N.A., as Trustee:


CUSIP NUMBER:                                                          873055AA5
Principal Amount of Security                                       $5,000,000.00
Current Interest Rate of Security                                          6.25%
Reporting Unit                                                          1,000.00
Accrual Period - Beg                                                   15-Jun-02
Accrual Period - End                                                   14-Dec-02
Record Date                                                            15-Dec-02
Fixed or Variable Rate                                                     Fixed
Maturity Date                                                           12/15/17

Amounts received as of last pmt. date                                $156,250.00

BEGINNING PRINCIPAL BAL                                            $5,000,000.00

INTEREST:

Floating Pass-Through Rate                                                 6.25%
Certificates Interest Distributed                                    $156,250.00
Retained Interest Distributed                                              $0.00
Unpaid Trust Expenses                                                  $4,200.00
Unpaid Accrued Interest                                                    $0.00

PRINCIPAL:

Principal Distributed                                                      $0.00
Advances Distributed:

PREPAYMENT PREMIUM:
Amount Distributed                                                         $0.00

TOTAL DISTRIBUTION                                                   $156,250.00
ENDING PRINCIPAL BALANCE                                           $5,000,000.00

THE BELOW IS FOR DTC USE


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PER UNIT:
Beginning Principal Balance                                         1,000.000000
Interest Distributed                                                   31.250000
Principal Distributed                                                   0.000000
Prepayment Penalty Distributed                                          0.000000
Total Distributed                                                      31.250000